SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 23, 2005

Date of Report (date of earliest event reported)

ALTIRIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49793	87-0616516
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

588 West 400 South

Lindon, Utah 84042

(Address of principal executive offices)

(801) 805-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 23, 2005, Altiris, Inc., a Delaware corporation (the “Registrant”), Augusta Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Registrant (“Sub”), Pedestal Software, Inc. (“Pedestal”) and Michael Tyrrell as stockholder representative entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of Sub with and into Pedestal, with Pedestal as the surviving corporation and wholly owned subsidiary of the Registrant (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, (i) the stockholders of Pedestal and the holders of vested options to purchase common stock of Pedestal will receive, in exchange for their shares of stock and vested options, respectively, approximately $65 million in the aggregate from the existing cash reserves of the Registrant; and (ii) all outstanding unvested options to purchase common stock of Pedestal will be assumed by the Registrant. A portion of the consideration to be paid to the Pedestal stockholders will be placed in escrow to satisfy certain indemnification obligations of the stockholders of Pedestal pursuant to the Merger Agreement. Pedestal is a provider of vulnerability management solutions.

The Merger is expected to close in March 2005 and is subject to customary closing conditions, including the approval by the stockholders of Pedestal. There can be no assurance that the Merger will be consummated in that time period.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 23, 2005, the Registrant issued a press release announcing the Merger Agreement and the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference. Pursuant to General Instruction B.2 of Form 8-K, this exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, but is instead “furnished” in accordance with that instruction.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Title
2.2	Agreement and Plan of Merger, dated March 23, 2005, by and among the Registrant, Augusta Acquisition Corporation, Pedestal Software, Inc. and the stockholder representative

99.1	Press Release dated March 23, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2005

ALTIRIS, INC.

/s/ Gregory S. Butterfield
Gregory S. Butterfield
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
2.2	Agreement and Plan of Merger, dated March 23, 2005, by and among the Registrant, Augusta Acquisition Corporation, Pedestal Software, Inc. and the stockholder representative

99.1	Press Release dated March 23, 2005